Exhibit 99.2

China Wind Systems Appoints KRC to Develop a SOX 404 Compliance Program

Press Release Source: China Wind Systems, Inc. On Thursday January 13, 2011, 10:00 am EST

WUXI, China, Jan. 13, 2011 /PRNewswire-Asia-FirstCall/ -- China Wind Systems, Inc. (Nasdaq:CWS - News), ("China Wind Systems" or the "Company"), a leading supplier of forged products and industrial equipment to the wind power and other industries in China, today announced that on January 12, 2011, the Company engaged Shanghai KRC Business Consulting Co., Ltd. ("KRC") to assist the Company in preparing for the compliance of the internal control over financial reporting requirements of Article 404 of the Sarbanes-Oxley Act ("SOX 404").

KRC's SOX compliance service team will assist China Wind Systems to meet the requirements of SOX 404. KRC's blend of international experience and local knowledge provides the support and counseling to prepare a SOX 404 compliance program, evaluate and document new procedures for the Company's internal controls and make recommendations to manage SOX 404 compliance. KRC has assisted many companies listed in the U.S. in establishing and maintaining SOX 404 compliance programs.

"We are pleased to engage KRC to assist China Wind Systems in complying with the SOX 404 reporting requirements," said Mr. Fernando Liu, Chief Financial Officer of China Wind Systems. "KRC will play an important role in assisting the Company to achieve its goal of strengthening internal controls. We are committed to establishing and maintaining sound corporate governance principles, which we believe is critical to creating long-term shareholder value."

About Shanghai KRC Business Consulting Co., Ltd.

KRC Certified Public Accountants Co., Ltd. is a professional local firms association that provides audit, tax, and advisory services, with a business focus. The aim of KRC is to turn knowledge into value for the benefit of the firm's clients, people, and the capital markets. Most of its professional consultants have several years of experience working with the Big Four CPA firms and multinational companies as local management. KRC's industry experience spans from manufacturing, hi-tech, infrastructure, telecom, pharmaceutical to trading, real estate, retailing, financial and professional services. Its corporate clients include multinational companies, foreign invested enterprises, private companies and SOEs, some of which are Global 100 and Fortune 500 companies.

About China Wind Systems, Inc.

China Wind Systems, Inc. is a profitable, rapidly growing supplier of precision forged components primarily to the wind industry in China - the world's leading wind-power market. The Company also supplies forged and other components and fabricated products to other industries. For more information on the Company, visit http://www.chinawindsystems.com. Information on the Company's Web site or any other Web site does not constitute a portion of this release.

Safe Harbor Statement

This release contains certain "forward-looking statements" relating to the business of the Company and its subsidiary and affiliated companies. These forward looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions. Such forward looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (www.sec.gov). All forward-looking statements attributable to the Company or to persons acting on its behalf are expressly qualified in their entirety by these factors other than as required under the securities laws. The Company does not assume a duty to update these forward-looking statements.

For more information, please contact:

Company Contact:	Investor Relations Contact:
Mr. Fernando Liu	Mr. Athan Dounis
Chief Financial Officer	CCG Investor Relations
China Wind Systems, Inc.	Tel: +1-646-213-1916
Tel: + 86-13761347367	Email: athan.dounis@ccgir.com
Email: fol@chinawindsystems.com	Web: www.ccgirasia.com
Web: www.chinawindsystems.com